EXECUTION

BEAR STEARNS ASSET BACKED SECURITIES I LLC

SunTrust Alternative Loan Trust, Series 2006-1F

Mortgage Pass-Through Certificates, Series 2006-1F

TERMS AGREEMENT

Dated: as of May 26, 2006

To:

BEAR STEARNS ASSET BACKED SECURITIES I LLC

Re:

Underwriting Agreement, dated May 26, 2006

Underwriters:

Bear, Stearns & Co. Inc., SunTrust Capital Markets, Inc. and UBS Securities LLC (the “Underwriters”)

Series Designation:

Series 2006-1F

Class Designation Schedule of the Certificates: Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class II-A, Class III-A, Class III-S, Class PO, Class X, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates (the “Certificates”)

Terms of the Certificates:

Class	Original Certificate Principal Balance	Pass-Through
I-A-1	$17,065,000	6.00%
I-A-2	$36,900,000	6.00%
I-A-3	$34,691,600	6.00%
I-A-4	$7,313,300	6.00%
II-A	$232,991,100	6.50%
III-A	$123,989,100	(1)
III-S	(2)	(1)
PO	$1,560,764	(3)
X	(2)	(1)
A-R	$100	6.00%
B-1	$13,750,200	(1)
B-2	$10,501,200	(1)
B-3	$8,000,200	(1)

_________________

(1)  The pass-through rates on these classes are variable rates as described under “Summary—Description of the Certificates—Pass-Through Rates” in the Prospectus Supplement.

(2)  Notional Amount. The Class III-S and Class X Certificates will pay only interest calculated on notional amounts as described in the Prospectus Supplement.

(3)  The Class PO Certificates will pay only principal and are not entitled to distributions of interest.

The initial certificate principal balance of each class is subject to a variance of plus or minus 10%.

The Certificates purchased by the Underwriters will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

Defined Terms: Terms not otherwise defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement, dated as of May 1, 2006, among Bear Stearns Asset Backed Securities I LLC, as depositor, SunTrust Mortgage, Inc., as sponsor, seller and servicer, HSBC Bank USA, National Association, as trustee and Wells Fargo Bank, N.A., as master servicer and securities administrator.

Form of Certificates Being Purchased by the Underwriter: Book-Entry.

Distribution Dates: The 25th day of each month or, if such 25th day is not a business day, the next succeeding business day beginning in June 2006.

Certificate Rating for the Certificates Being Purchased by the Underwriter:

Class	Ratings
	Fitch	Moody’s
I-A-1	AAA	Aaa
I-A-2	AAA	Aaa
I-A-3	AAA	Aaa
I-A-4	AAA	Aaa
II-A	AAA	Aaa
III-A	AAA	Aaa
III-S	AAA	Aaa
PO	AAA	Aaa
X	AAA	Aaa
A-R	AAA	Aaa
B-1	AA	Aa2
B-2	A	A2
B-3	BBB	Baa2

Mortgage Assets: The Mortgage Loans to be included in the Trust Fund are as described in Annex A hereto.

Purchase Price: The aggregate purchase price payable by the Underwriters for the Certificates covered by this Agreement is set forth below:

Class	Bear, Stearns & Co.	SunTrust Capital Markets, Inc.	UBS Securities, LLC	Purchase Price
I-A-1	$6,826,000	$6,826,000	$3,413,000	98.72766%
I-A-2	$14,760,000	$14,760,000	$7,380,000	98.62386%
I-A-3	$13,876,640	$13,876,640	$6,938,320	100.40739%
I-A-4	$2,925,320	$2,925,320	$1,462,660	95.88185%
II-A	$93,196,440	$93,196,440	$46,598,220	100.30469%
III-A	$49,595,640	$49,595,640	$24,797,820	99.86249%
III-S	$49,595,640	$49,595,640	$24,797,820	3.578125%
PO	$624,306	$624,306	$312,153	67.00000%
X	$6,756,448	$6,756,448	$3,378,224	0.54500%
A-R	$100	$0	$0	0.00000%
B-1	$5,500,080	$5,500,080	$2,750,040	100.50718%
B-2	$4,200,480	$4,200,480	$2,100,240	97.80010%
B-3	$3,200,080	$3,200,080	$1,600,040	90.27018%

Credit Enhancement: Credit enhancement shall be provided by the subordination of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and limited cross-collateralization.

Closing Date: May 30, 2006.

Definitive Free Writing Prospectus:  The Free Writing Prospectus dated May 23, 2006, together with the Prospectus.

Prospectus Supplement:  The Prospectus Supplement dated May 26, 2006, together with the Prospectus.

The undersigned, as Underwriters, agree, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.

BEAR, STEARNS & CO. INC.

By: /s/ Baron Silverstein

Name:

 Baron Silverstein

Title:

 Senior Managing Director

SUNTRUST CAPITAL MARKETS, INC.

By: /s/ James R. Bennison

Name:

 James R. Bennison

Title: Managing Director

UBS SECURITIES LLC

By:/s/ Patrick Fitzsimonds

Name:

 Patrick Fitzsimonds

Title: Associate Director

By: /s/ Joseph Rattle

Name:

 Joseph Rattle

Title: Associate Director

Accepted:

BEAR STEARNS ASSET BACKED

SECURITIES I LLC

By:  /s/ Matthew Perkins

Name:

 Matthew Perkins

Title: CEO & President

SCHEDULE I

	Underwriters
Class	Bear, Stearns & Co. Inc.	SunTrust Capital Markets, Inc.	UBS Securities LLC
I-A-1	$6,826,000	$6,826,000	$3,413,000
I-A-2	$14,760,000	$14,760,000	$7,380,000
I-A-3	$13,876,640	$13,876,640	$6,938,320
I-A-4	$2,925,320	$2,925,320	$1,462,660
II-A	$93,196,440	$93,196,440	$46,598,220
III-A	$49,595,640	$49,595,640	$24,797,820
III-S	$49,595,640	$49,595,640	$24,797,820
PO	$624,306	$624,306	$312,153
X	$6,756,448	$6,756,448	$3,378,224
A-R	$100	$0	$0
B-1	$5,500,080	$5,500,080	$2,750,040
B-2	$4,200,480	$4,200,480	$2,100,240
B-3	$3,200,080	$3,200,080	$1,600,040

Total	$251,057,174	$251,057,074	$125,528,537

Annex A

Mortgage Loan Schedule

[Available Upon Request]